Exhibit 21




                         Subsidiaries of the Registrant

                                                 Other States in
Name               State of Incorporation        Which Qualified        DBA Name


Butterwings of       Wisconsin                     None                     NA
Wisconsin, Inc.


Butterwings of       California                    None                     NA
California, Inc.


Cookie Crumbs, Inc.  Illinois                      Michigan, Minnesota
                                                     Missouri,           NA(All)